Exhibit 5.1


                 AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                             ATTORNEYS AT LAW

                A REGISTERED LIMITED LIABILITY PARTNERSHIP
                    INCLUDING PROFESSIONAL CORPORATIONS

                            1700 PACIFIC AVENUE
                                SUITE 4100
                         DALLAS, TEXAS  75201-4675
                              (214) 969-2800
                            FAX (214) 969-4343


                WRITER'S DIRECT DIAL NUMBER  (214) 969-2800


                               July 19, 1999


Advance Paradigm, Inc.
545 E. John Carpenter Freeway
Suite 1570
Irving, Texas  75062

Ladies and Gentlemen:

     We have acted as counsel to Advance Paradigm, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration of 500,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), as described in a registration statement on Form S-8 relating to the Common Stock to be issued under the Company's Amended and Restated Stock Option Plan (the "Employee Plan"), which registration statement is to be filed with the Securities and Exchange Commission (as amended, the "Registration Statement").

     We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions listed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

     Based upon such examination and representations, we advise you that, in our opinion:

     A. The shares of Common Stock to be issued under the Employee Plan which are to be registered pursuant to the Registration Statement have been duly and validly authorized by the Company.

     B. The shares of Common Stock to be issued under the Employee Plan which are to be registered pursuant to the Registration Statement, when issued and delivered in accordance with the Employee Plans, will be validly issued, fully paid and non-assessable.

     We consent to the reference to this firm in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                           Sincerely,

                           /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                           AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.